EXHIBIT 23.2

IMMUCELL CORPORATION

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2631 and No. 333-65514) of ImmuCell Corporation of our report dated January 24, 2003, relating to the financial statements and the financial statement schedule at December 31, 2002 and for both of the two years ended December 31, 2002, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 25, 2004